UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2004

SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-32499 (Commission File Number)	23-2872718 (I.R.S. Employer Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055

(Address of principal executive offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On October 22, 2004, Select Medical Corporation (the “Company”) and certain lenders entered into the Ninth Amendment and Waiver (the “Amendment”) to the Company’s credit agreement dated as of September 22, 2000, as amended, (the “Credit Agreement”) among the Company, Canadian Back Institute Limited, the Lenders party thereto, JP Morgan Chase Bank, as US Agent and US Collateral Agent, JP Morgan Chase Bank, Toronto Branch, as Canadian Agent and Canadian Collateral Agent, Banc of America Securities, LLC, as Syndication Agent, and CIBC, Inc., as Documentation Agent.

     Pursuant to the Amendment, certain provisions of the Credit Agreement were amended, including the definitions of “Change of Control” and “Prepayment Event.” In addition, the Lenders agreed to waive any defaults that otherwise would not have occurred in the event that the Amendment had been effective immediately prior to the occurrence of any such default.

     A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
10.1	Ninth Amendment and Waiver dated as of October 22, 2004 to the credit agreement dated as of September 22, 2000, as amended, among Select Medical Corporation, Canadian Back Institute Limited, the Lenders party thereto, JP Morgan Chase Bank, JP Morgan Chase Bank, Toronto Branch, Banc of America Securities, LLC and CIBC, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL CORPORATION
Date: October 25, 2004	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Ninth Amendment and Waiver dated as of October 22, 2004 to the credit agreement dated as of September 22, 2000, as amended, among Select Medical Corporation, Canadian Back Institute Limited, the Lenders party thereto, JP Morgan Chase Bank, JP Morgan Chase Bank, Toronto Branch, Banc of America Securities, LLC and CIBC, Inc.